AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 19, 2006
                                                     REGISTRATION NO. 333- 22601

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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                       REGISTRATION STATEMENT ON FORM S-8
                        UNDER THE SECURITIES ACT OF 1933



                        TRUMP ENTERTAINMENT RESORTS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


                                1000 BOARDWALK
     DELAWARE          ATLANTIC CITY, NEW JERSEY 08401        13-3818402
 (STATE OR OTHER       (ADDRESS OF PRINCIPAL EXECUTIVE      (I.R.S. EMPLOYER
 JURISDICTION OF        OFFICES, INCLUDING ZIP CODE)      IDENTIFICATION NUMBER)
 INCORPORATION OR
   ORGANIZATION)


                         TRUMP CAPITAL ACCUMULATION PLAN
                            (FULL TITLE OF THE PLAN)

                                ROBERT M. PICKUS
                     EXECUTIVE VICE PRESIDENT AND SECRETARY
                        TRUMP ENTERTAINMENT RESORTS, INC.
                                 1000 BOARDWALK
                         ATLANTIC CITY, NEW JERSEY 08401
                                 (609) 449-5573

            (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT OF SERVICE)


                                    Copy to:
                               TODD CHANDLER, ESQ.
                           WEIL, GOTSHAL & MANGES LLP
                                767 FIFTH AVENUE
                               NEW YORK, NY 10153
                                 (212) 310-8000



This Post-Effective Amendment No. 1 on Form S-8 (the "Post-Effective Amendment") covers shares of the Registrant's Common Stock originally registered on the Registration Statement on Form S-8 (File No. 333-22601) (the "Registration Statement") to which this is a post-effective amendment. The registration fees in respect of such shares were paid at the time of the original filing of the Registration Statement.

                                EXPLANATORY NOTE

Trump Entertainment Resorts, Inc. (formerly Trump Hotels & Casinos Resorts, Inc.) (the "Registrant") is filing this Post-Effective Amendment No. 1 to Registration Statement on Form S-8 to deregister certain securities previously registered by the Registrant pursuant to its Registration Statement on Form S-8 (File No. 333-22601) (the "Registration Statement") filed with the Securities and Exchange Commission on February 28, 1997. The Registration Statement registered 2,000,000 shares of the Registrant's common stock (the "Common Stock") for issuance, offer or sale pursuant to five separate benefit plans administered by the Registrant or its subsidiaries. All of these plans merged through a series of transactions into the Trump Capital Accumulation Plan (the "Plan"). Pursuant to General Instruction F to Form S-8 and Rule 416(c) under the Securities Act of 1933, as amended, the Registration Statement was also deemed to register an indeterminate number of interests in the Plan ("Interests").

Effective August 9, 2004, the Plan was amended such that Common Stock was no longer an investment option available to the Plan's participants. Subsequent to the amendment, the Registrant's 401(k) Plan Committee (the "Plan Committee") resolved that participants' holdings in Common Stock be liquidated no later than November 15, 2004. In the fourth quarter of 2004 and pursuant to the investment policy governing the Plan, the Plan Committee liquidated the participants' holdings in Common Stock after first giving the Plan's participants notice and an opportunity to sell their holdings in Common Stock. As of December 31, 2004, the Plan did not hold any shares of Common Stock. Although the Plan continues in force, there have not been and will not be new purchases of Common Stock and the Plan does not and will not hold any Common Stock. Accordingly, the Registrant has no obligation to maintain effectiveness of the Registration Statement.

Pursuant to the undertaking contained in the Registration Statement, the Registrant is filing this Post-Effective Amendment No. 1 to the Registration Statement to deregister, as of the date hereof, all Common Stock and Interests registered pursuant to the Registration Statement that remain unsold.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlantic City, State of New Jersey on July 19, 2006.

                                     TRUMP ENTERTAINMENT RESORTS, INC.

                                     By:  /s/   Dale R. Black
                                        ---------------------------------------
                                        Name:  Dale R. Black
                                        Title: Executive Vice President and
                                               Chief Financial Officer



         Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

    SIGNATURE                           TITLE                         DATE
                          Director, Chief Executive Officer
        *                           and President                 July 19, 2006
  James B. Perry            (Principal Executive Officer)

                             Executive Vice President and
/S/ DALE R. BLACK              Chief Financial Officer            July 19, 2006
  Dale R. Black             (Principal Financial Officer)


        *                       Chairman of the Board             July 19, 2006
 Donald J. Trump


        *                              Director                   July 19, 2006
Wallace B. Askins


        *                              Director                   July 19, 2006
Edward H. D'Alelio


        *                              Director                   July 19, 2006
   James Florio


        *                              Director                   July 19, 2006
Cezar M. Froelich


        *                              Director                   July 19, 2006
 Morton E. Handel

        *                              Director                   July 19, 2006
Michael A. Kramer


        *                              Director                   July 19, 2006
  Don M. Thomas


 *By:  /S/ DALE R. BLACK                                          July 19, 2006
     -------------------------
         Dale R. Black
       Attorney-in-fact





         Pursuant to the requirements of the Securities Act of 1933, as amended, the persons who administer the employee benefit plan have duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlantic City, State of New Jersey on July 19, 2006.

                                    TRUMP CAPITAL ACCUMULATION PLAN

                                    By:  /s/  Craig D. Keyser
                                        ------------------------------
                                        Name:  Craig D. Keyser
                                        Title: Executive Vice President of Human
                                               Resources and Administration